Exhibit 23.2

# CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into this Registration Statement on Form S-8 relating to the 2012 Stock Option Plan, as Amended, of our report dated March 29, 2013 relating to the consolidated financial statements of Digital Power Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2012 which was filed with the Securities and Exchange Commission on March 29, 2013.

Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global

Haifa, Israel
December 13, 2013